EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-46273), pertaining to the 1998 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 333-48901), pertaining to the MSC Industrial Direct 401(k) Plan;

(3)	Registration Statement (Form S-8 No. 333-84124), pertaining to the 2001 Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-70293), pertaining to the Associate Stock Purchase Plan;

(5)	Registration Statement (Form S-8 No. 333-130899), pertaining to the 2005 Omnibus Equity Plan;

(6)	Registration Statement (Form S-8 No. 333-156850), pertaining to the MSC Industrial Direct Co., Inc. Amended and Restated Associate Stock Purchase Plan;

(7)	Registration Statement (Form S-8 No. 333-164362), pertaining to the 2005 Omnibus Equity Plan of our reports dated October 26, 2011, with respect to the consolidated financial statements and schedule of MSC Industrial Direct Co., Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of MSC Industrial Direct Co., Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of MSC Industrial Direct Co., Inc. for the year ended August 27, 2011.

/s/ Ernst & Young LLP

Jericho, New York

October 26, 2011